UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8‑K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 15, 2016

comScore, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33520	54-1955550
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11950 Democracy Drive
Suite 600
Reston, Virginia 20190
(Address of principal executive offices, including zip code)

(703) 438-2000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.    Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
On March 16, 2016, comScore, Inc. (the “Company”) received a notice (the “Notice”) from The NASDAQ Stock Market LLC (“NASDAQ”) stating that because the Company had not yet filed its Annual Report on Form 10-K for the fiscal year ended December 31, 2015 (the “Form 10-K”), the Company is no longer in compliance with NASDAQ Listing Rule 5250(c)(1). Nasdaq Listing Rule 5250(c)(1) requires listed companies to timely file all required periodic financial reports with the Securities and Exchange Commission (the “SEC”).
The Notice states that the Company has 60 calendar days to submit to NASDAQ a plan to regain compliance with the NASDAQ Listing Rules. If NASDAQ accepts the Company’s plan, then NASDAQ may grant the Company up to 180 days from the prescribed due date for filing the Form 10-K to regain compliance. If NASDAQ does not accept the Company’s plan, then the Company will have the opportunity to appeal that decision to a NASDAQ Hearings Panel.
On March 18, 2016, the Company issued a press release announcing its receipt of the Notice and other related events. A copy of the press release is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 8.01. Other Events

As previously disclosed in the Form 12b-25 filed on February 29, 2016, and amended as of March 7, 2016, the Company was unable to file, without unreasonable effort and expense, the Form 10-K because it requires additional time to prepare its financial statements and complete the external audit of those statements included in the Form 10-K. As a result, the Company has not finalized its financial statements pending completion of the review.

The Company is a party to a Credit Agreement, dated as of September 26, 2013, and amended as of June 23, 2014 and June 3, 2015 (the “Credit Agreement”), by and among the Company, certain subsidiaries of the Company, Bank of America, N.A. (the “Administrative Agent”), Suntrust Bank and the other lenders party thereto (the “Lenders”). The Credit Agreement contains certain customary financial covenants, including a covenant pursuant to Section 7.01(a) of the Credit Agreement, to deliver to the Administrative Agent and the Lenders within 15 days after the date required to be filed with the SEC (without giving effect to any extension permitted by the SEC), the audited financial statements of the Company and its subsidiaries (the “Audited Financial Statements”). Because the Form 10-K was due to be filed with the SEC on February 29, 2016, the Company failed to perform under the covenant of the Credit Agreement when it failed to deliver the Audited Financial Statements to the Administrative Agent and the Lenders by March 15, 2016.

Pursuant to Section 9.01(b)(i) of the Credit Agreement, a failure to perform under the covenant contained in Section 7.01(a) of the Credit Agreement for five days shall constitute an Event of Default, as that term is defined in the Credit Agreement. The Company will not have completed and filed the Audited Financial Statements on March 20, 2016, at which time it may be in default of the Credit Agreement. The Company intends to remedy the noncompliance with the covenant following the completion of the external audit of the financial statements.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

99.1    Press release dated March 18, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

comScore, Inc.

By:	/s/ Christiana L. Lin
Christiana L. Lin EVP, General Counsel and Chief Privacy Officer

Date: March 18, 2016

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated March 18, 2016